UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 1, 2011

PROVECTUS PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in charter)

Nevada	0-9410	90-0031917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931
(Address of Principal Executive Offices)

(866) 594-5999
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On March 1, 2011, Craig Dees, PhD, Chief Executive Officer of Provectus Pharmaceuticals, Inc. (the "Company") delivered a presentation to members of the financial community and updated investors on the status of PV-10 and PH-10, the Company's oncology and dermatology therapies currently in development. Dr. Dees noted the Company has scheduled a meeting with the U.S. Food and Drug Administration on March 7, 2011 to discuss the design of a pivotal Phase 3 randomized controlled study of PV-10 for metastatic melanoma suitable for Special Protocol Assessment (SPA).

Also on March 1, 2011, the Company issued a press release highlighting clinical developments in 2010 and expectations for the first part of 2011. A copy of the press release updating its shareholders is furnished as Exhibit 99 to this Current Report on Form 8-K.

Item 9.01.                      Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99	Press Release dated March 1, 2011

This Current Report on Form 8-K and the exhibits hereto may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company's plans, objectives, expectations and intentions and other statements identified by words such as "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans" or similar expressions.  These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.  These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 1, 2011

PROVECTUS PHARMACEUTICALS, INC.

By:  /s/Peter R. Culpepper
        Peter R. Culpepper
Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description
99	Press Release dated March 1, 2011